Calculation of Filing Fee Tables
S-3
TAMPA ELECTRIC CO
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Debt	Debt Securities	457(o)
		Debt	First Mortgage Bonds	457(o)
		Equity	Preferred Stock	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 2,500,000,000.00	0.0001381	$ 345,250.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,500,000,000.00		$ 345,250.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 99,180.00
			Net Fee Due:						$ 246,070.00
Offering Note
[1]	(1) Pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered hereunder include such indeterminate number of securities as may from time to time be issued upon conversion or exchange of any securities registered hereunder that provide for such conversion or exchange. (2) The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act. (3) Includes an indeterminate number of shares of preferred stock as may be sold from time to time at indeterminate prices. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. (4) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $2,500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Tampa Electric Co	S-3	333-267890	10/14/2022		$ 99,180.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 900,000,000.00
Fee Offset Sources	2	Tampa Electric Co	S-3	333-267890		10/14/2022						$ 99,180.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant has previously registered the offer and sale of $2,000,000,000 of securities pursuant to a universal shelf Registration Statement on Form S-3 (File No. 333-267890), filed with the Securities and Exchange Commission on October 14, 2022 (the "Prior Registration Statement"). In connection with the filing of the Prior Registration Statement, the registrant made a contemporaneous fee payment in the amount of $220,400. Of the $2,000,000,000 of securities registered under the Prior Registration Statement, $900,000,000 of the securities remain unsold (the "Unsold Securities"). All offerings under the Prior Registration Statement have been completed. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $99,180 that has already been paid and remains unused with respect to the Unsold Securities is offset against the registration fee of $345,250 due for this offering. The remaining balance of the registration fee, $246,070, has been paid in connection with this offering.

Offset Note
[2]	The registrant has previously registered the offer and sale of $2,000,000,000 of securities pursuant to a universal shelf Registration Statement on Form S-3 (File No. 333-267890), filed with the Securities and Exchange Commission on October 14, 2022 (the "Prior Registration Statement"). In connection with the filing of the Prior Registration Statement, the registrant made a contemporaneous fee payment in the amount of $220,400. Of the $2,000,000,000 of securities registered under the Prior Registration Statement, $900,000,000 of the securities remain unsold (the "Unsold Securities"). All offerings under the Prior Registration Statement have been completed. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $99,180 that has already been paid and remains unused with respect to the Unsold Securities is offset against the registration fee of $345,250 due for this offering. The remaining balance of the registration fee, $246,070, has been paid in connection with this offering.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A